Exhibit 23(a)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-23021, 33-23022, 33-23023, and 33-47344
on Form S-8 and Nos. 33-49467, 33-49505, 33-49553, and 33-50069 on Form S-3.






                                                        ARTHUR ANDERSEN & CO.
Kansas City, Missouri,
  March 18, 1994